UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 3, 2008, Palm, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3ASR (the “Registration Statement”) (SEC File No. 333-154941) in connection with the sale from time to time by the Company or any selling security holders of the Company of its common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants to purchase the Company’s debt or equity securities or securities of third parties or other rights, or units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The Registration Statement was automatically effective upon filing. The Company was a well-known seasoned issuer as defined in Rule 405 under the Securities Act within 60 days of the date on which the Company filed its most recent Annual Report on Form 10-K. The Company is filing as Exhibit 1.1 a form of Underwriting Agreement, which is hereby incorporated by reference into the Registration Statement. The Company is filing as Exhibit 23.1 the consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, which is hereby incorporated by reference into the Registration Statement.

On September 17, 2009, the Company issued a press release announcing that it intends to offer, subject to market and other conditions, approximately 16 million shares of its common stock. In connection with this offering, the underwriters will have an option to purchase up to an additional 2.4 million shares of common stock to cover over-allotments, if any.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits 1.1 and 23.1 are being filed as exhibits to the Registration Statement on Form S-3ASR (SEC File No. 333-154941) and are hereby incorporated by reference therein.

Exhibit	Description
1.1	Form of Underwriting Agreement

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: September 17, 2009	/s/ Douglas C. Jeffries
Douglas C. Jeffries
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm